UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 10, 2013

Cyto Wave Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54907	46-0966343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street
Suite 1100
San Francisco, CA 94105
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(415) 494-7850

N/A

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

Effective September 10, 2013, the Board of Directors of Cyto Wave Technologies, Inc. (the “Company”) elected Luc H. Meyer as a director of the Company, setting the number of directors that comprises the Board of Directors of the Company at four.

Mr. Meyer, 71, has been a retired chef since 2006 and is currently involved in a number of commercial real estate and restaurant investments, in philanthropy including an art gallery, publishing of a cookbook and extensive travel across the world.  He opened the Left Bank Restaurant with his wife Liz Meyer in Vail, Colorado in 1970, and was later involved in 9 different restaurants as chef and owner.  He was born in France and had worked as a chef for over 50 years in France, Switzerland, Canada, Bahamas, Virgin Islands and Vail, Colorado where he settled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTO WAVE TECHNOLOGIES INC.

Dated: September 10, 2013	By: /s/ George Yu
Name: George Yu
Title: President & CEO